As filed with the Securities and Exchange Commission on December 19, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FREEDOM ACQUISITION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	20-5009693 (I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 41st Floor New York, New York (Address of principal executive offices)	10036 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-136248

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant	American Stock Exchange

Common Stock included in the Units	American Stock Exchange

Warrants included in the Units	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are the units, common stock and warrants of Freedom Acquisition Holdings, Inc. (the “Company”). The description of the units, the common stock and the warrants contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-136248), filed with the Securities and Exchange Commission on August 2, 2006, as amended on each of September 29, 2006, November 13, 2006, November 30, 2006 and December 18, 2006 (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits.
     The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-136248) and are hereby incorporated herein by reference:

3.1*	Form of Amended and Restated Certificate of Incorporation.

3.2*	Bylaws.

4.1*	Specimen Unit Certificate.

4.2*	Specimen Common Stock Certificate.

4.3*	Warrant Agreement, dated July 20, 2006, between Continental Stock Transfer & Trust Company and the Registrant.

4.4*	Specimen Public Warrant Certificate (included in Exhibit 4.3)

4.5*	Specimen Private Warrant Certificate (included in Exhibit 4.3)

4.6**	First Amendment dated as of November 9, 2006 to Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

4.7***	Second Amendment dated as of November 29, 2006 to Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement on Form S-1 (File No. 333-136248), filed with the Securities and Exchange Commission on August 2, 2006, as amended from time to time.

**	Incorporated by reference to the corresponding exhibit filed with Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-136248), filed with the Securities and Exchange Commission on November 13, 2006, as amended from time to time.

***	Incorporated by reference to the corresponding exhibit filed with Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-136248), filed with the Securities and Exchange Commission on November 30, 2006, as amended from time to time.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 19, 2006	Freedom Acquisition Holdings, Inc.
	By:	/s/ Nicolas Berggruen
		Name:	Nicolas Berggruen
		Title:	President and Chief Executive Officer

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